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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Allergy Research Group, Inc. of our report dated March 20, 2006, relating to the financial statements as of December 31, 2005 and for the preceding two years then ended, which appear in the Annual Report to Shareholders and incorporated in this Annual Report on Form 10-KSB.

/s/ Clancy and Co., P.L.L.C.
Scottsdale, Arizona

April 6, 2006